Exhibit 10.2

FIRST BUSEY CORPORATION
EMPLOYEES’ STOCK OWNERSHIP PLAN AND TRUST
Amended and Restated January 1, 2017

Davis & Campbell L.L.C.
401 Main Street, Suite 1600
Peoria, Illinois 61602

FIRST BUSEY CORPORATION
EMPLOYEES’ STOCK OWNERSHIP PLAN AND TRUST

Table of Contents

ARTICLE I	Purpose	1
ARTICLE II	Definitions	1
2.1	Definitions	1
2.2	Construction	8
ARTICLE III	Eligibility, Participation and Service	8
3.1	Commencement of Participation	8
3.2	Service	8
3.3	Hours of Employment	9
3.4	Participation and Service Upon Reemployment	10
3.5	Inactive Status	10
3.6	Maternity and Paternity Leave	10
ARTICLE IV	Contributions	11
4.1	Annual Employer ESOP Contributions	11
4.2	Employer Stock	12
4.3	Acquisition Loans	12
ARTICLE V	Participant Contributions and Rollover Contributions	13
5.1	Participant Contributions	13
5.2	Rollover Contributions	13
ARTICLE VI	Allocations to Participants’ Accounts	13
6.1	Individual Accounts	13
6.2	Account Adjustments	14
6.3	Limitation on Allocations to Participants	14
6.4	Top-Heavy Provisions	15
ARTICLE VII	Benefits	17
7.1	Retirement, Death or Disability	17
7.1A	In Service Distributions	17
7.2	Other Termination of Employment	18
7.3	Forfeiture Accounts and Forfeitures	18
7.4	Manner of Making Payments	19
7.5	Time for Distribution	20
7.6	Designation of Beneficiary	25
7.7	Missing Participants or Beneficiaries	26
7.8	Pre-Retirement Diversification Rights	26
7.9	Payment of Small Benefits	27
7.10	Direct Rollover of Eligible Rollover Distributions	27
ARTICLE VIII	Voting of Employer Stock	29
ARTICLE IX	Rights and Restrictions on Employer Stock	29
9.1	Right of First Refusal	29
9.2	Put Option	30

9.3	Share Legend	30
9.4	Restrictions on Transferability	30
9.5	Prohibited Arrangements	30
ARTICLE X	Dividends	30
10.1	Dividends Credited to ESOP Cash Accounts	30
10.2	Dividends Paid to Participants	31
10.3	Dividends Used to Repay Acquisition Loan	31
ARTICLE XI	Administration	31
11.1	Authority	31
11.2	Assignment and Designation of Administrative Authority	32
11.3	Powers, Duties and Responsibilities of the Plan Administrator	32
11.4	Records and Reports	33
11.5	Appointment of Advisors	33
11.6	Information from Employer	33
11.7	Payment of Expenses	33
11.8	Claims Procedure	33
11.9	Authorization of Benefit Payments	34
11.10	Application and Forms for Benefits	34
11.11	Facility of Payment	34
11.12	Indemnification of the Plan Administrator	34
11.13	Military Leave	34
ARTICLE XII	Trust Fund	35
12.1	Deposit of Contributions	35
12.2	Exclusive Benefit	35
12.3	Trustee’s Powers	35
12.4	Trustee Expenses	37
12.5	Exercise of Trustee’s Duties	37
12.6	Investment in Employer Stock	38
12.7	Audit	38
12.8	Removal or Resignation of Trustee	39
12.9	Clerical Functions	39
12.10	Valuation	39
ARTICLE XIII	Withdrawals and Participant Loans	40
13.1	In-Service Withdrawals	40
13.2	Loans	40
ARTICLE XIV	Amendments and Action by Employer	40
14.1	Amendments	40
14.2	Action by Employer	40
ARTICLE XV	Successor Employer and Merger or Consolidation of Plans	40
15.1	Successor Employer	40
15.2	Conditions Applicable to Mergers or Consolidations of Plans	41
ARTICLE XVI	Plan Termination	41
16.1	Right to Terminate	41

16.2	Partial Termination	41
16.3	Liquidation of the Trust Fund	42
16.4	Manner of Distribution	42
ARTICLE XVII	Participating Employers	42
17.1	Adoption by Other Employers	42
17.2	Requirements of Participating Employers	42
17.3	Designation of Agent	43
17.4	Employee Transfers	43
17.5	Amendment	43
17.6	Discontinuance of Participation	44
17.7	Plan Administrators Authority	44
ARTICLE XVIII	General	44
18.1	Non-guarantee of Employment	44
18.2	Rights to Trust Assets	44
18.3	Non-alienation of Benefits	44
18.4	Non-forfeitability of Benefits	46
18.5	Election Not To Participate	46
18.6	Legal Action	46
18.7	Prohibition Against Diversion of Funds	46
18.8	Bonding	46
18.9	Integration	47
18.10	Invalid Provision	47
18.11	Governing Law	47

THIS FIRST BUSEY CORPORATION EMPLOYEES’ STOCK OWNERSHIP PLAN AND TRUST is made at Urbana, Illinois, as of the Effective Date stated herein, between First Busey Corporation (“Employer”) and Busey Trust Company (“Trustee”).

ARTICLE I
Purpose

The Employer, having previously established this employee stock ownership plan and supporting trust, effective January 1, 1984 as amended and restated effective January 1, 1997, as amended and restated effective January 1, 2007, as amended and restated January 1, 2012 to provide retirement savings for its employees and the employees of its subsidiaries or affiliates who elect to adopt the Plan, in accordance with the provisions of the Internal Revenue Code of 1986, as amended from time to time (“Code”), and in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time (“Act”). The Plan was frozen effective March 20, 2014. The Employer now desires to amend and restate the Plan as provided herein as of January 1, 2017. This Plan is intended to be an employee stock ownership plan (“ESOP”), as defined in Code Section 4975(e)(7), for the primary purpose of investing in Employer Stock; and

The Trustee hereby agrees to hold and dispose of all property received in accordance with the terms of this Plan.

ARTICLE II
Definitions

2.1                               Definitions

Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth in this Article, unless the context clearly indicates to the contrary.

(a)                                 Account: Unless otherwise specifically denoted by the context, collectively, a Participant’s ESOP Stock Account and ESOP Cash Account.

(b)                                 Accounting Method: The accrual method as provided in Code Section 446(c)(2), which generally requires that in the computation of taxable income, income is to be included for the Plan Year when all events have occurred which fix the right to receive such income and the amount thereof can be determined with reasonable accuracy, and deductions are allowable for the Plan Year in which all events have occurred which establish the liability giving rise to such deduction and the amount thereof can be determined with reasonable accuracy.

(c)                                  Adjustment Factor: The cost of living adjustment factor prescribed by the Secretary of Treasury under Code Sections 401(a)(17) and 415(d).

(d)                                 Annual Additions: The total amount of Employer Contributions and Forfeitures allocated to the Accounts of a Participant for a Plan Year, except that if, with respect to any Plan Year, no more than one-third of Employer Contributions which are deductible under Code Section 404(a)(9) are allocated to the Accounts of Highly Compensated Employees during Plan Year, any Employer ESOP Contributions which are applied by the Trustee to pay interest on an Acquisition Loan for such Plan Year, or to release any Financed Shares which are allocated as Forfeitures shall not be included in computing Annual Additions. Notwithstanding the foregoing, Annual Additions shall not include restorative payments as defined under Treasury Regulation Section 1.415(c)-1(b)(2)(ii)(C).

(e)                                  Authorized Leave of Absence: Any absence authorized by the Employer under the Employer’s standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns or retires within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

(f)                                   Beneficiary: A person or persons (natural or otherwise) designated by a Participant to receive any death benefit payable under this Plan.

(g)                                  Break in Service: A Plan Year during which a Participant does not complete more than five hundred (500) Hours of Employment with the Employer.

(h)                                 Compensation: A Participant’s wages, salaries, fees for professional services and other amounts received (with regard to whether or not an amount is paid in cash) for personnel services actually rendered on the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions or insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation 1.6(c)) for a Plan Year.

Compensation shall exclude (a) (1) contributions made by the Employer to a Plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee’s gross income, (3) any distributions from a plan deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits; or contributions made by the Employer (whether or not under salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

For purposes of this Section, the determination of Compensation shall be calculated by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

Notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed $270,000, as adjusted each year by the Adjustment Factor.

Compensation shall include the following types of compensation paid after an Employee’s severance from employment with the Employer, provided the amounts are paid by the later of two and one-half (2 1/2) months after severance from employment or the end of the Limitation Year that includes the date of severance from employment: (i) payments that would have been otherwise included in the definition of Compensation if they were paid prior to the Participant’s severance from employment with the Employer; (ii) payments for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued; and (iii) payments received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued his employment with the Employer and only to the extent that the payment is includible in the Employee’s gross income. Compensation shall not include payments made to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) and payments made to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

Compensation shall include amounts includible in an Employee’s gross income under the rules of Code Sections 409A and 457(f)(1)(A) or because the amounts are constructively received by the Employee.

Compensation shall not include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates.

Compensation shall not include amounts earned prior to the date an Employee becomes a Participant in the Plan under Section 3.1.

(i)                                     Defined Contribution Dollar Limitation: The lesser of:

(i)                                     $54,000, as adjusted by the Adjustment Factor; or

(ii)                                  100% of the Participant’s Compensation.

In a Limitation Year of less than twelve (12) months, the Defined Contribution Dollar Limitation is adjusted by multiplying it by the following fraction where the numerator is the number of months (including any fractional parts of a month) in the short Limitation Year and the denominator is twelve (12).

(j)                                    Disability: The inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment must be supported by medical evidence.

(k)                                 Distributee: A Participant, Former Participant or Beneficiary who receives a distribution pursuant to Article VII.

(l)                                     Effective Date: January 1, 2017 the date on which the provisions of this amended and restated Plan document became effective.

(m)                             Employee: A person employed by the Employer or any other corporation which may, in accordance with Code Sections 1563(a)(1) and 415(h), be periodically deemed to be a member of a controlled group of corporations together with the Employer that have specifically adopted this Plan in writing, during the period of the Employer’s controlled group status, or a common law employee of any trade or business (whether or not incorporated) under “common control”, as defined in Code Section 414(c), or a leased employee as defined below. A person covered by a collective bargaining agreement with the Employer shall not be considered an Employee and is not eligible to participate in the Plan. A person who is a nonresident alien and who does not receive any earned income (as defined in Code Section 911(d)(2)) from the Employer which constitutes United States source income (as defined in Code Section 861(a)(3)) shall not be considered an Employee and is not eligible to participate in the Plan.

A “Leased Employee” means any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (“Leasing Organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer. Contributions or benefits provided a Leased Employee by the Leasing Organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A Leased Employee shall not be considered an Employee of the Employer if:

(1)                                 such employee is covered by a money purchase pension plan providing:

(A)                               a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code Section 415(c)(3);

(B)                               immediate participation; and

(C)                               full and immediate vesting.

(2)                                 leased employees do not constitute more than twenty percent (20%) of the Employer’s non-highly compensated work force.

Employees classified by the Employer as independent contractors who are subsequently determined by the Internal Revenue Service to be Employees shall not be considered Employees of the Employer.

(n)                                 Employer: First Busey Corporation, an Illinois corporation, the subsidiaries of First Busey Corporation who have adopted the Plan and any other entity that, with the consent of First Busey Corporation, adopts the Plan. First Busey Corporation is a “C corporation” as the corporation has not made an election under Code Section 1362.

(o)                                 Employer ESOP Contribution: The property periodically contributed to the Trust by the Employer, provided however, that effective for Plan Years beginning on or after January 1, 2014, no contributions shall be made to the Trust by the Employer.

(p)                                 Employment Commencement Date: The date on which an Employee first performs an Hour of Employment.

(q)                                 Entry Date: January 1, April 1, July 1, and October 1 of each calendar year, provided that no Entry Date shall occur after January 1, 2014.

(r)                                    ERISA (or Act): The Employee Retirement Income Security Act of 1974, as amended from time to time.

(s)                                   ESOP Account: The account maintained for a Participant or Former Participant to reflect his share of the Employer Stock (as defined in Section 4.2) purchased with his ESOP Cash Account, his share of Employer ESOP Contributions made in Employer Stock, released Financed Shares, Employer Stock Forfeitures allocated to such account and any Employer Stock attributable to earnings on such stock.

(t)                                    ESOP Cash Account: The account maintained for a Participant or Former Participant to reflect his share, if any, of Employer ESOP Contributions made in cash, any cash dividends on Employer Stock (as defined in Section 4.2) allocated and credited to his ESOP Account (other than currently distributable dividends) and his share of corresponding cash Forfeitures and any income, gains, losses, appreciation or depreciation attributable thereto.

(u)                                 Execution Date: The date upon which the last party to sign this Plan, signs this Plan.

(v)                                 Fiduciaries: Any person or persons who exercise any discretionary authority or discretionary control respecting management of the Plan or exercise any authority or control respecting management or disposition of its assets; or renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has authority or responsibility to do so; or has any discretionary authority or discretionary responsibility in the administration of the Plan.

(w)                               Five-Percent Owner: An individual who owns more than five percent (5%) of the outstanding stock of the Employer, or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.

(x)                                 Former Participant: A Participant whose employment with the Employer has terminated for any reason but who has a vested account balance under the Plan which has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Income.

(y)                                 Highly Compensated Employee: An Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(1)                                 was a Five Percent Owner at any time during the “determination year” or the “look-back year”; or

(2)                                 for the “look-back year” had “415 Compensation” from the Employer in excess of $120,000. The $120,000 amount is adjusted in accordance with the Adjustment Factor.

The “determination year” means the Plan Year for which testing is being performed, and the “look-back year” means the immediately preceding twelve (12) month period.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, will be made in accordance with Code Section 414(q) and the regulations thereunder.

For purposes of this subsection, the term “415 Compensation” means compensation within the meaning of Code Section 415(c)(3).

(z)                                  Income: The net gain or loss of the Trust from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust. In determining the Income of the Trust as of any date, assets shall be valued on the basis of their then fair market value.

(aa)                          Late Retirement Date: A Participant’s actual retirement date after having achieved normal retirement date.

(bb)                          Limitation Year: The 12-month period commencing on January 1 and ending on the following December 31. If the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, then the Plan is treated as if it has been amended to change the ending date of its Limitation Year to be the effective date of the termination.

(cc)                            Normal Retirement Date: The date a Participant attains age 60. Effective January 1, 2008, the date a Participant attains age 59 1/2.

(dd)                        Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.

(ee)                          Plan: The First Busey Corporation Employees’ Stock Ownership Plan, the Plan set forth herein, as amended from time to time.

(ff)                              Plan Administrator: The Employer or such other party appointed to such office pursuant to Article X.

(gg)                          Related Defined Contribution Plan: Any defined contribution plan (as defined in Code Section 414(i)) which is maintained by the Employer.

(hh)                          Spouse: a person who is in a legal union with the Employee that is recognized as a marriage in the state the legal union was established.

(ii)                                  Trust (Or Trust Fund or Fund): The fund known as the First Busey Corporation Employees’ Stock Ownership Trust, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of this Plan.

(jj)                              Valuation Date: December 31 of each Year, or the date on which a special valuation is made. For transactions between the Plan and a disqualified person (as defined in Code Section 4975(e)(2)), the Valuation Date shall be the date of the transaction. For all other transactions, the valuation shall be the most recent Valuation Date.

(kk)                          Year (or Plan Year): The 12-month period commencing on January 1 and ending on the following December 31.

2.2                               Construction

The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or Section. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

ARTICLE III

Eligibility, Participation and Service

3.1                               Commencement of Participation

Each Employee, shall become a Participant on the first Entry Date occurring on or after the date he attains the age of Twenty-One (21) and completes one (1) Year of Service (as determined in accordance with Section 3.2(a) below). Commencing March 20, 2014, no Employee who is not already a Participant in the Plan shall become a Participant.

Each Employee who has satisfied the eligibility requirements as of the Effective Date shall become a Participant on the Effective Date. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

3.2                               Service

(a)                                 Eligibility

An Employee’s eligibility for benefits under the Plan shall be based on his Years of Service. Subject to the reemployment provisions of Section 3.4, an Employee will be credited with a Year of Service if he accrues 1,000 or more Hours of Employment during the consecutive12-month period beginning with his date of hire.

If an Employee does not accrue 1,000 hours of Employment during the consecutive 12 month period beginning with his date of hire, the period of measurement for accrual of a Year of Service shall shift to the Plan Year which includes the first anniversary of the Employee’s date of hire.

(b)                                 Vesting

The vested portion of a Participant’s ESOP Account and ESOP Cash Account shall be based on his Years of Service as determined for vesting purposes. Subject to the reemployment provisions of Section 3.4, a Participant will be credited with a Year of Service for each Plan Year during which he accrues 1,000 or more Hours of Employment. Each Participant in the Plan as of March 20, 2014 shall be 100% vested in his or her ESOP Account and ESOP Cash Account.

(c)                                  Prior Service

For purposes of this Section 3.2, service with the following entities shall be recognized and the Participant shall enter the Plan as of the date specified if the eligibility requirements were met with the predecessor employer:

(i)                                     First of America Bank Illinois, Gibson City Branch — January 1, 1996;

(ii)                                  First of America Bank Illinois, Paxton Branch — January 1, 1996;

(iii)                               The Busey Corporation — January 1, 1998;

(iv)                              Nord Insurance Agency — January 1, 1998;

(v)                                 First Federal Savings and Loan Association of Bloomington — January 1, 2000;

(vi)                              Secord Asset Management, Inc. — July 1, 2000;

(vii)                           Crown Bank - October 1, 2003;

(viii)                        First Capital Bank- June 1, 2004;

(ix)                              Tarpon Coast National Bank - August 1, 2005; and

(x)                                 Main Street Bank — January 1, 2008.

3.3                               Hours of Employment

Under this Article III, Hours of Employment include the following:

(a)                                 Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.

(b)                                 Up to 501 hours for any single continuous period during which the Employee performs no duties but is directly or indirectly paid or entitled to payment by the Employer (regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity including disability, layoff, jury duty, military duty or leave of absence; excluding, however, any period for which a payment is made or due under this Plan or under a plan maintained solely for the purpose of complying with worker’s compensation or unemployment compensation or disability insurance laws, or solely to reimburse the Employee for medical or medically-related expenses. An Employee shall be deemed to be “directly or indirectly paid, or entitled to payment by the Employer” regardless of whether such payment is (i) made by or due from the Employer directly, or (ii) made indirectly through a trust fund, insurer or other entity to which the Employer contributes or pays premiums.

(c)                                  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, without duplication of hours provided above, and subject to the 501-hour restriction for periods described in the foregoing subparagraph (b).

The foregoing provisions shall be administered in accordance with Department of Labor rules set forth in Section 2530.200b-2 of the Rules and Regulations for Minimum Standards for Employee Benefit Plans.

3.4                               Participation and Service Upon Reemployment

Participation in the Plan shall cease upon termination of employment with the Employer. Termination of employment may have resulted from retirement, death, voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with the Employer or to retire by the date on which an Authorized Leave of Absence expired.

Upon the reemployment of any person who had previously been employed by the Employer, such Employee shall re-enter the Plan as a Participant on the date of his reemployment with the Employer. An Employee who satisfies the eligibility requirements of Section 3.2(a) but who incurs a termination of employment prior to becoming a Participant will become a Participant on the later of the Entry Date on which he would have entered the Plan had he not incurred a termination of employment or the date of his re-employment. Any Employee who incurs a termination of employment prior to satisfying the eligibility requirements of Section 3.2(a) becomes a Participant in accordance with Article III of the Plan. This paragraph shall not apply after March 20, 2014.

3.5                               Inactive Status

In the event that any Participant shall fail, in any Plan Year of his employment, to accumulate 1,000 Hours of Employment, he shall be placed on inactive status as of the end of such Year. In such case, the Participant shall not share in the Employer ESOP Contribution for any such Year. However, a Participant on inactive status shall continue to receive Income allocations in accordance with Section 6.2(b). In the event the Participant accumulates 1,000 Hours of Employment in a subsequent Year, he shall revert to active status with full rights and privileges under this Plan restored.

3.6                               Maternity and Paternity Leave

Notwithstanding any provision in the Plan to the contrary, a Qualified Maternity and Paternity Leave shall not be considered a Break in Service, subject to the following limitations:

(a)                                 During the period of absence, the Participant shall be credited with the lesser of (i) the number of Hours of Employment that would have been credited but for the period of absence, or (ii) 501 Hours of Employment. If the actual number of Hours of Employment for this purpose is unknown, the Hours of Employment shall be estimated, assuming 8 Hours of Employment per workday.

(b)                                 The Participant must be given credit for Hours of Employment pursuant to this Section only (i) in the Year in which the absence begins if the credit is necessary to prevent a Break in Service for that Year, or (ii) in the following Year.

For the purpose of this Section, “Qualified Maternity and Paternity Leave” means an absence from work:

(1)                                 by reason of the pregnancy of the Participant;

(2)                                 by reason of the birth of a child of the Participant;

(3)                                 by reason of the placement of a child pursuant to the adoption of that child by the Participant; or

(4)                                 for the purpose of caring for the child during the period immediately following the child’s birth or adoption by the Participant.

ARTICLE IV
Contributions

4.1                               Annual Employer ESOP Contributions

Subject to the conditions and limitations of the Plan, for each Plan Year, the Employer will contribute to the Trustee cash equal to, or Employer Stock having an aggregate fair market value equal to, such amount, if any, as the Board of Directors of the Employer shall determine by resolution; provided, however, that the Employer shall contribute an amount in cash not less than the amounts required to enable the Trustee (together with dividends used to repay an Acquisition Loan in accordance with Article IX) to discharge any indebtedness incurred with respect to an Acquisition Loan (as described in Section 4.3 below) payable during the Plan Year in connection with the financed purchase of Employer Stock and to release securities encumbered under such indebtedness. If any part of an Employer’s contribution under this Section 4.1 for any Plan Year is in cash for purposes other than discharging an Acquisition Loan indebtedness, such cash shall be applied by the Trustee to: (i) the purchase of Employer Stock at such time as the Trustee may decide in its discretion; or (ii) the payment of expenses pursuant to Section 11.7; or (iii) to cover distribution obligations as provided herein. In no event will an Employer’s contribution under this Section 4.1 for any Plan Year exceed the lesser of:

(a)                                 the maximum amount deductible by the Employer as an expense for Federal income tax purposes; or

(b)                                 the maximum amount which, together with the amount of the Employer’s contributions which are to be credited to the ESOP Accounts of Participants from a Suspense Account for that Year, can be credited for that year in accordance with the contribution limitation provisions of Section 6.3.

An Employer’s ESOP Contribution under this Section 4.1 for any Plan Year shall be due on the last day of that year and, if not paid by the end of that year, shall be payable to the Trustee as soon thereafter as practicable, but not later than the time prescribed for filing the Employer’s Federal income tax return for that Year, including any extensions of time, without interest.

Effective for Plan Years beginning on or after January 1, 2014, no contributions shall be made by the Employer to the Plan.

4.2                               Employer Stock

For purposes of the Plan, the term “Employer Stock” means common stock issued by the Employer which is either readily tradable on an established securities market or has combination voting powers and dividend rates equal to or in excess of:

(a)                                 that class of common stock of the Employer having the greatest voting power; and

(b)                                 that class of common stock of the Employer having the greatest dividend rights.

Non-callable preferred stock shall be treated as Employer Stock if such stock is convertible at any time into stock which meets the requirements of (a) and (b) next above and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable. For purposes of the last preceding sentence, preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion which meets the requirements of the last preceding sentence.

4.3                               Acquisition Loans

An installment obligation incurred by the Trustee in connection with the purchase of Employer Stock shall constitute an “Acquisition Loan.” The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Employer Stock for the Trust to repay such Acquisition Loan or to repay a prior Acquisition Loan. The proceeds of an Acquisition Loan must be used within a reasonable time after their receipt. Shares of Employer Stock acquired by the Trustee with the proceeds of an Acquisition Loan shall be described as “Financed Shares”. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, shall be primarily for the benefit of the Participants, Former Participants and Beneficiaries, and shall not be payable on demand except in the event of default. In the event of a default upon an Acquisition Loan, the assets transferred in satisfaction of the Acquisition Loan shall not exceed the amount of the default. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are a permissible security within the provisions of Treasury Regulation Section 54.4975-7(b). No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Trust assets. The released Financed Shares shall be allocated to ESOP Accounts in accordance with the provisions of Section 6.2. Repayment of principal and interest on any Acquisition Loan shall be made by the Trustee only from Employer Contributions paid in cash to enable the Trustee to repay such loan, earnings attributable to such contributions, and any cash dividends received by the Trustee on Financed Shares and shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. Such contributions and earnings shall be accounted for separately in the Plan’s accounting records until an Acquisition Loan is repaid. Financed Shares shall initially be credited to a “Loan Suspense Account” and shall be transferred, at the election of the Trustee, for allocation to the ESOP Accounts of Participants (1) only as payments of principal and interest, or (2) if the requirements of Treasury Regulation Section 54.4975-7(b)(8)(ii) are met, principal payments only. The number of Financed Shares to be released from the Loan Suspense Account for allocation to ESOP Accounts for each Plan Year shall be based upon the ratio that the payments of principal and interest (or, if the requirements of Treasury Regulation Section 54.4975-7(b)(8)(ii) are met, principal payments only), on the Acquisition Loan for the Plan Year bears to the total projected payments of principal and interest remaining to be paid as of the beginning of the current Plan Year (or, if the requirements of Treasury Regulation Section 54.4975-7(b)(8)(ii) are met, principal payments only), on the Acquisition Loan over the duration of the Acquisition Loan repayment period.

Financed Shares acquired with the proceeds of an Acquisition Loan shall not be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an ESOP.

ARTICLE V

Participant Contributions and Rollover Contributions

5.1                               Participant Contributions

Contributions to the Plan by Participants are not permitted.

5.2                               Rollover Contributions

Rollover Contributions to the Plan by Participants are not permitted.

ARTICLE VI

Allocations to Participants’ Accounts

6.1                               Individual Accounts

The Plan Administrator shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. Distributions and withdrawals made from an Account shall be charged to the Account as of the date made.

6.2                               Account Adjustments

(a)                                 Adjustment to ESOP Accounts

As of each Valuation Date, the Trustee shall charge to the appropriate Account of each Participant, Former Participant or Beneficiary all distributions and payments made to him, or on his behalf, since the last preceding Valuation Date that have not been previously charged.

(b)                                 Adjustment to ESOP Cash Accounts

For each Plan Year, subject to the provisions of Article X, the Trustee shall credit to the ESOP Cash Account of each Participant, Former Participant or Beneficiary any cash dividends paid to the Trustee on shares of Employer Stock held in that person’s ESOP Account as of the record date for such cash dividends.

As of each Valuation Date, the Trustee shall:

(1)                                 First, charge to the appropriate Account of the Participant, Former Participant or Beneficiary all distributions and payments made to him, or on his behalf, since the last preceding Valuation Date that have not been charged previously;

(3)                                 Next, allocate and credit to the Account of each Participant any unallocated dividends, according to the balance of each Participant’s ESOP Account as of the immediately preceding Valuation Date, after adjustment pursuant to Section 6.2(a) above; and

(4)                                 Finally, allocate and credit to the ESOP Cash Account of each Participant, Former Participant or Beneficiary any other income, gains or losses of the Trust Fund on a pro rata basis, according to the balance of each ESOP Cash Account as of the immediately preceding Valuation Date, after adjustment pursuant to Paragraph (1) and (2) above.

6.3                               Limitation on Allocations to Participants

Notwithstanding any other provisions of the Plan, the Annual Additions credited to a Participant’s Accounts under this Plan and any related defined contribution plan in accordance with the provisions of this Article VI for any Plan Year shall not exceed the Defined Contribution Dollar Limitation as defined herein.

In the event a Participant herein is also a Participant at any time in another defined contribution plan maintained by the Employer or another employer, the sum of Annual Additions under all such plans credited to a Participant’s Accounts in any Plan Year shall not exceed the Defined Contribution Dollar limitation, but such limitations shall first be applied to reduce the Annual Additions under another defined contribution plan before being applied to reduce the Annual Additions under this Plan.

Notwithstanding any provision herein to the contrary, if no more than one third (1/3) of the Employer Contributions with respect to a particular Plan Year are allocated to Highly Compensated Employees, then Annual Additions for the purpose of this Section with respect to such Year shall not include:

(a)                                 Forfeitures of Employer Stock, if such stock was acquired with the proceeds of an Acquisition Loan, or

(b)                                 Employer Contributions which are used for the purpose of paying interest on an Acquisition Loan and which are allocated as a Participant’s Accounts.

The following paragraph applies for Limitation Years beginning before January 1, 2009. In the event the Annual Additions credited to a Participant’s Account exceed the Defined Contribution Dollar Limitation, then the Plan shall place the excess Annual Additions into an unallocated account, similar to the suspense account described in Treasury Regulation Section 1.415-6(b)(6)(iii) effective for Limitation Years beginning before July 1, 2007. Employer shall use the unallocated account to make future Employer ESOP Contributions. Employer shall not make Employer ESOP Contributions from any other source while any amount remains in the unallocated account pursuant to this Section 6.3.

The following paragraph applies for Limitation Years beginning on or after January 1, 2009. If the Annual Additions exceed the Defined Contribution Dollar Limit for any Participant, then the Plan may only correct the excess Annual Addition in accordance with the rules set forth in the Employee Plans Compliance Resolution System (EPCRS) of the Internal Revenue Service, as set forth in Revenue Procedure 2006-27, 2006-22 I.R.B. 945, or any superseding guidance.

6.4                               Top-Heavy Provisions

The following provisions shall become effective in any Year in which the Plan is determined to be a Top-Heavy Plan.

(a)                                 Determination of Top-Heavy: The Plan will be considered a Top-Heavy Plan for the Year if as of the last day of the preceding Year (“Determination Date”), (1) the value of the Accounts of Participant’s who are Key Employees (but not including any allocations to be made as of such last day of the Year except contributions actually made on or before that date and allocated pursuant to Section 6.2) exceeds 60% of the value of the Accounts of all Participants (but not including any allocations to be made as of such last day of the Year except contributions actually made on or before that date and allocated pursuant to Section 6.2) (the “60% Test”) or (2) the Plan is part of a Required Aggregation Group and the Required Aggregation Group is top-heavy. However, and notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Year in which the Plan is a part of a Required or Permissive Aggregation Group which is not top-heavy.

For the purposes of making the “60% Test” for any Plan Year, the value of the Participant’s Accounts computed above shall include distributions under the Plan with respect to all Employees during the five-year period ending as of the Determination Date.

(b)                                 Minimum Allocations: Notwithstanding the provisions of Section 6.2, for any Year during which the Plan is deemed a Top Heavy Plan, the Employer ESOP Contribution for such Year allocated to each Participant’s Account shall not be less than the lesser of (i) three percent (3%) of each Participant’s Compensation for the Year, or (ii) each Participant’s pro rata share of the Employer ESOP Contribution allocated according to the ratio that each Participant’s Compensation for the Year bears to the total Compensation of all Participants.

Each Non-Key Employee who has not terminated employment as of the end of the Year will receive this minimum allocation regardless of his Compensation and regardless of whether he has accrued 1,000 Hours of Employment during the Year.

If the Employer maintains another qualified plan which, along with the Plan, is also deemed to be a Top Heavy Plan, the minimum contribution required pursuant to this subsection (b) shall be made to the other qualified plan.

(c)                                  Definitions:

(1)                            “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year is:

(i)                                     an officer of the Employer having annual Compensation greater than $175,000 (as adjusted in accordance with the Adjustment Factor);

(ii)                                  one of the ten employees having annual Compensation for a Plan Year greater than the 415 Compensation limit and owning both more than one-half percent interest and the largest interests in the Employer;

(iii)                               a Five Percent Owner of the Employer; or

(iv)                              a one percent owner of the Employer with annual Compensation from the Employer of more than $150,000.

For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(2)                                 “Non-Key Employee” means any Participant who is not a Key Employee.

(3)                                 “Required Aggregation Group” means each employee benefit plan of the Employer in which a Key Employee is a Participant and will include any other plan of such Employer which enables the Plan to meet the requirements of Code Section 401(a)(4) or Code Section 410.

(4)                                 “Permissive Aggregation Group” means each employee benefit plan of the Employer in which a Key Employee is a Participant and consideration of which would not affect the ability of the Plan to meet the requirements of Code Section 401(a)(4) and Code Section 410.

(d)                                 Determination of present values and amounts. This Section (d) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

(i)                                     Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416 (g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)                                  Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

ARTICLE VII
Benefits

7.1                               Retirement, Death or Disability

If a Participant’s employment with the Employer is terminated on or after his Normal Retirement Date, or if his employment is terminated at an earlier age because of death or Disability, he or his surviving Beneficiary shall be vested in, and entitled to receive, the entire amount in each of his Accounts valued as of the Valuation Date coincident with or next following the date on which the Participant’s employment terminates.

Payment of benefits due under this Section shall be made in accordance with Section 7.4.

7.1A                      In-Service Distributions

If a Participant is still employed by the Employer after he attains age 65, the Participant shall be entitled to receive an amount equal to the vested percentage of the balance of his ESOP Account and ESOP Cash Account, if any. Such percentage shall be determined in accordance with the schedule stated in Section 7.2.

Payment of benefits due under this Section shall be made in accordance with Section 7.4.

7.2                               Other Termination of Employment

If a Participant’s employment with the Employer is terminated before his Normal Retirement Date for any reason other than Disability or death, the Participant shall be entitled to an amount equal to the vested percentage of the balance of his ESOP Account and ESOP Cash Account, if any. Such percentage shall be determined in accordance with the following schedule:

	Vested	Forfeited
Years of Service	Percentage	Percentage

less than 1	0%	100%
1 but less than 2	20	80
2 but less than 3	40	60
3 but less than 4	60	40
4 but less than 5	80	20
5 or more years	100	0

Notwithstanding any provision herein to the contrary, all Participants in the Plan who are actively employed with the Employer as of December 31, 2006 shall be 100% vested in their accounts as of that date. Employees who became participants herein after January 1, 2007 shall be subject to the vesting schedule set forth above. Notwithstanding any provision herein to the contrary, Employees who became Participants on or after January 1, 2007 and are Participants on or after January 1, 2008 shall be subject to the vesting schedule set forth above.

A Participant shall be fully vested in the shares of Employer Stock allocated to his ESOP account pursuant to Article X.

Effective March 20, 2014, all Participants in the Plan shall be 100% vested in their Accounts as of that date.

7.3                               Forfeiture Accounts and Forfeitures

Effective March 20, 2014, if any amount is forfeited by a Participant under the de minimis amount distribution rule, then such amount shall be used to pay Plan expenses. The portions of a Former Participant’s Account that are not distributable to him by reason of the provisions of Section 7.2 (“Forfeiture”) shall be credited, respectively, to a Cash Forfeiture Account and a Stock Forfeiture Account established and maintained by the Trustee in the

Participant’s name as of the Valuation Date coincident with or next following the date of his termination of employment. The Forfeiture shall be first charged against a Former Participant’s ESOP Cash Account and deposited into the Cash Forfeiture Account with any balance charged against his ESOP Account and deposited into the Stock Forfeiture Account. These Forfeiture Accounts shall be distributed in accordance with the following rules:

(a)                                 If the Former Participant is reemployed by the Employer before he incurs a one (1)-year Break in Service, his ESOP Account and ESOP Cash Account shall be reinstated as of the date he again performs an Hour of Service for the Employer.

(b)                                 If the Former Participant incurs a one (1)-year Break in Service, his Forfeiture Accounts shall be held by the Trustee until the earlier to occur of the following:

(1)                                 The date the Former Participant receives a distribution of the vested portion of his Accounts; or

(2)                                 The date the Former Participant incurs five (5) consecutive one (1)-year Breaks in Service.

At that time, his Forfeiture Accounts shall be reallocated among the other Participants as of the Valuation Date coincident with or next following the occurrence of such Break in accordance with the provisions of Section 6.2.

For the purpose of this Section, “balance” shall be determined on the basis of the number of applicable shares of Employer Stock in the case of a Former Participant’s ESOP Account or Stock Forfeiture Account.

7.4                               Manner of Making Payments

Distribution of a vested ESOP Account will be made in whole shares of Employer Stock. Distribution of a Participant’s vested ESOP Cash Account will be made in cash. Distribution of a vested Account will normally be made by either of the following methods, at the election of the Participant:

(a)                                 By payment in a lump sum; or

(b)                                 By payment in a series of substantially equal installments over a period of 5 years.

However, the maximum period over which the distribution of a ESOP Account may be made shall be increased by 1 year, up to 5 additional years, for each $215,000 (or fraction thereof) by which such Participant’s ESOP Account balance exceeds $1,080,000 (as adjusted in accordance with the Adjustment Factor). A Participant or Former Participant may, however, elect in writing to receive a longer distribution period, subject to the limitations of Section 7.5. If a distribution of such Accounts is made to or for the benefit of a Participant’s or Former Participant’s Beneficiary on account of the Participant’s death before commencement of payment in accordance with either paragraph (a) or (b) next above, such distribution will normally be completed within 5 years after the death of a Participant or Former Participant, subject to the limitations in Section 7.5.

Where distribution of the Accounts of a Participant or Former Participant has commenced prior to that person’s death, the remaining portions of such Accounts as of his date of death will be distributed to that person’s Beneficiary at least as rapidly as the installment payments otherwise selected by the Participant or Former Participant prior to death. The Participant or Former Participant shall select the method by which his benefits will be distributed to him. A Participant or Former Participant, if he so desires, may select the method by which his benefits will be paid to his Beneficiary. If the Participant or Former Participant does not file an election to select the method by which his benefits will be distributed, the Trustee shall distribute the Participant’s or Former Participant’s benefits, to him or his Beneficiary, in the form of a lump sum. Furthermore, under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 401(a)(9), any amount paid to a child of a deceased Participant or Former Participant shall be treated as if it has been paid to the surviving spouse of the Participant or Former Participant if such amount will become payable to the surviving spouse upon such child reaching the age of majority (or other designated event permitted under said regulations).

If a Participant or Former Participant becomes entitled to a distribution from the Plan pursuant to Section 7.2 and the value of such Participant’s vested Accounts does not exceed $5,000 the value of the Participant’s benefit hereunder shall be distributed in accordance with Section 7.9.

7.5                               Time for Distribution

Except as provided in Section 7.1A, distribution of a Participant’s Accounts will be made or commenced as soon as practicable following a Participant’s termination of employment, but not later than the 60th day next following the close of the Plan Year during which the Participant attains his Normal Retirement Date or, if later, during which his termination of employment occurs, subject to the following limitations:

(a)                            Time and Manner of Distribution

(1)                            Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)                            Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s Accounts will be distributed, or begin to be distributed, no later than as follows:

(i)                                     If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later;

(ii)                                  If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died;

(iii)                               If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s Accounts will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death;

(iv)                              If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section will apply as if the surviving spouse were the Participant.

For purposes of this subsection (2) and section (d) below, unless subsection (iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section (i).

(3)                                 Forms of Distribution. Unless the Participant’s Accounts are distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with sections (b) and (c).

(b)                                 Required Minimum Distributions During Participant’s Lifetime.

(1)                                 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)                                     the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)                                  if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse=s birthdays in the distribution calendar year.

(2)                                 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section (b) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(c)                                  Required Minimum Distributions After Participant’s Death.

(1)                                 Death On or After Date Distributions Begin.

(i)                                     Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(a)                                 The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death reduced by one for each subsequent year.

(b)                                 If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(c)                                  If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)                                  No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)                                 Death Before Date Distributions Begin.

(i)                                     Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in section (1) above;

(ii)                                  No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s Accounts will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death;

(iii)                               Death of Surviving Spouse Before Distribution to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section (a)(2)(i), this section (iii) will apply as if the surviving spouse were the Participant.

(d)                                 Definitions

(1)                                 Designated Beneficiary. The individual who is designated as the beneficiary under section 7.6 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401 (a)(9)-1, Q&A-4, of the Treasury regulations.

(2)                                 Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under section (a)(2). The required minimum Distribution Calendar Year will be on or before the Participant’s Required Beginning Date.               The required minimum
distribution for the Participant’s first distribution for other Distribution Calendar Years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)                                 Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(4)                                 Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of the dates in the Valuation Calendar Year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(5)                                 Required Beginning Date. April 1 of the calendar year following the later of: (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires. Subsection (ii) shall not apply to Participants who are Five Percent Owners.

(6)                                 For purposes of this Section 7.5, the term Participant shall include Former Participant.

(e)                                  2009 Required Minimum Distributions

Notwithstanding anything to contrary, a Participant, Former or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions pursuant to a written election.

(f)                                   ESOP Provisions

Notwithstanding any provision in the Plan to the contrary, and unless a Participant elects otherwise, the distribution of amounts representing the Employer Stock allocated to his ESOP Account balance will commence not later than one (1) year after the end of the Plan Year:

i.                            during which a Participant’s employment with the Employer is terminated on or after his Normal Retirement Date, or during which his employment is terminated at any time due to death or Disability; or

ii.                         which is the fifth Plan Year following the Plan Year during which a Participant terminates employment pursuant to Section 7.2 (subject to the reemployment provisions of Section 3.4).

Notwithstanding any provision in the Plan to the contrary, cash distributions to a Distributee of the value of Employer Stock acquired with an Acquisition Loan which has not been fully repaid need not commence until the Plan Year in which the Acquisition Loan is fully paid unless an earlier date is otherwise required under Code Sections 401(a)(9) and 401(a)(14) or the Plan Administrator determines, pursuant to reasonable exercise of its discretion, that such a distribution is appropriate.

7.6                               Designation of Beneficiary

Each Participant or Former Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be in the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant’s lifetime. Each Beneficiary designation filed with the Plan Administrator will cancel all Beneficiary designations previously filed with the Plan Administrator. If a Participant is married, any Beneficiary designation of someone other than the Participant’s spouse must include the consent of the Participant’s spouse. Any election that does not include the spouse’s consent shall be deemed invalid and the Participant’s benefits shall be distributed as if no beneficiary designation had been executed.

In order to be effective, a spouse’s consent must satisfy the following requirements:

(a)                                 It must be in writing;

(b)                                 It must designate a beneficiary which may not be changed without spousal consent; and

(c)                                  It must acknowledge the effect of such election and be witnessed by a plan representative or notary public.

If any Participant or Former Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant’s benefits, the Plan Administrator will direct the Trustee to distribute such Participant’s benefits (or the balance thereof) in accordance with the following order of priority:

(i)                                     To his surviving spouse, or if there be none surviving;

(ii)                                  To his surviving children in equal parts, provided, however, that children by blood, marriage or adoption shall be considered children of the Participant or of his children, as the case may be, or if there be none surviving;

(iii)                               To his surviving mother and father, in equal parts, or if there be none surviving;

(iv)                              To the estate of the last to die of the Participant and any designated beneficiaries.

7.7                               Missing Participants or Beneficiaries

Each Participant, Former Participant and each Beneficiary must file with the Employer from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant, Former Participant or Beneficiary at his last post office address filed with the Employer, or if no address is filed with the Employer then, in the case of a Participant, at his last post office address as shown on the Employer’s records, will be binding on the Participant or Former Participant and his Beneficiary for all purposes of the Plan. The Employer, the Plan Administrator and the Trustee are not required to search for or locate a Participant, Former Participant or designated Beneficiary.

7.8                               Pre-Retirement Diversification Rights

During a Qualifying Election Period, a Participant may elect to direct the Trustee to diversify twenty-five percent (25%) of the value of the Employer Stock held in the Participant’s Accounts. This election can be made only during the Participant’s Qualifying Election Period. For this purpose, “Qualifying Election Period” means the Plan Year during which a Participant attains age fifty-five (55) and accrues ten (10) Years of Service while a Participant, and the five (5) succeeding Plan Years.

At the end of each Plan Year during the Qualifying Election Period, a Participant can diversify twenty-five percent (25%) of the value of his Accounts, reduced by amounts previously diversified. At the end of the last Plan Year during the Qualifying Election Period, the Participant can diversify fifty percent (50%) of his Accounts, less amounts previously diversified. The Participant must make this election within ninety (90) days after the end of the applicable Plan Year. At the discretion of the Trustee, the diversification requirement may be satisfied by any of the following methods:

(a)                                 distributing to the Participant an amount equal to the amount for which the Participant elected diversification;

(b)                                 substituting for the amount of Employer Stock for which the Participant elects diversification an equivalent amount of other assets, pursuant to the Participant’s investment direction pursuant to the rules contained in Section 11.4; or

(c)                                  providing the option of transferring the portion of the Account for which diversification is elected into a qualified plan that provides for employee-directed investment.

The Trustee must complete diversification within ninety (90) days after the Participant’s Qualifying Election Period has expired.

7.9                               Payment of Small Benefits

Upon eligibility for benefits, if the vested portion of a Former Participant’s Accounts is $5,000 or less, the Plan Administrator will direct that the vested portion of such Accounts be paid in cash in the form of a lump sum to the Former Participant, or where required pursuant to the terms of the Plan, to the Former Participant’s Beneficiary. Notwithstanding the forgoing, if the vested portion of a Former Participant’s Account is between $5,000 and $1,000, the Plan Administrator will direct that the vested portion of such Accounts be paid in cash to an individual retirement account established by the Employer in accordance with Section 7.10 unless otherwise directed by the Former Participant.

7.10 Direct Rollover of Eligible Rollover Distributions

(a)                                 Notwithstanding any provision of the Plan to the contrary that would otherwise limit an eligible distributee’s election under this Section, an eligible distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the eligible distributee in a direct rollover.

(b)                                 Definitions.

(1)                                 Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the eligible distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the eligible distributee or the joint lives (or joint life expectancies) of the eligible distributee and the eligible distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any distribution that is considered to be made on account of hardship as contemplated by applicable sections of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

2009 RMDs and Extended 2009 RMDs (as defined in Section 7.5(f) of the Plan) shall be considered an eligible rollover distribution.

(2)                                 Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a) that accepts the eligible distributee’s eligible rollover distribution and agrees to separately account for amounts transferred into such plan from this Plan, an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408A(e) or an inherited individual retirement account or annuity described in Code Section 402(c)(11). However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. The definition of eligible retirement plan shall also apply in the case of a distribution to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

For distributions made after December 31, 2007, an eligible retirement plan shall include a Roth IRA described in Code Section 408A(b).

(3)                                 Eligible Distributee: An eligible distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are eligible distributees with regard to the interest of the spouse or former spouse.

Eligible Distributee shall also include a beneficiary of the employee or former employee, other than the employee’s surviving spouse, who elects to have an eligible rollover distribution distributed directly to an inherited individual retirement account or annuity.

(4)                                 Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the eligible distributee.

ARTICLE VIII

Voting of Employer Stock

All Employer Stock held in the Trust shall generally be voted by the Trustee. With respect to any corporate matter which involves the voting of Employer Stock for the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other transactions which may be prescribed by regulation, each Participant, Former Participant or Beneficiary may be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Employer Stock then allocated to his Employer ESOP Account, but only to the extent required by Code Sections 401(a)(22) and 409(e)(3) and the regulations thereunder. If Participants Former Participant and Beneficiary are entitled to so direct the Trustee as to the voting of Employer Stock allocated to their ESOP Accounts, all allocated Employer Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted in accordance with such instructions. However, the Trustee shall vote any shares of unallocated Employer Stock in the Trust Fund, or any allocated Employer Stock as to which no voting instructions have been received. The necessary voting provisions of any other applicable provisions of the Code are hereby incorporated herein by reference, and any contrary provision contained in this Article VIII shall be of no force or effect.

ARTICLE IX

Rights and Restrictions on Employer Stock

9.1                               Right of First Refusal

This Section 9.1 shall only apply while Employer Stock is not listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934. Subject to the provisions of the last sentence of this Section 9.1, shares of the Employer Stock distributed by the Trustee shall be subject to a “Right of First Refusal”. The Right of First Refusal shall provide that, prior to any subsequent transfer, such Employer Stock must first be offered in writing to the Employer and, if then refused by the Employer, to the Trust, at the then fair market value, as determined by an Independent Appraiser (as defined in Code Section 401(a)(28)). A bona fide written offer from an independent prospective buyer shall be deemed to be the fair market value of such Employer Stock for this purpose unless the value per share, as determined by the Trustee as of the most recent Valuation Date, is greater. The Employer and the Trustee shall have a total of fourteen (14) days (from the date the Employer received the offer) to exercise the Right of First Refusal on the same terms offered by the prospective buyer. A Distributee entitled to a distribution of Employer Stock may be required to execute an appropriate stock transfer agreement (evidencing the Right of First Refusal) prior to receiving a certificate for Employer Stock. No Right of First Refusal shall be exercisable by reason of any of the following transfers:

(a)                                 the transfer upon the death of a Distributee of any shares of Employer Stock to his legal representatives, heirs and legatees; provided, however, that any proposed sale or other disposition of any such shares of any legal representative, heir or legatee shall remain subject to the Right of First Refusal;

(b)                                 the transfer by a Distributee in accordance with the Put Option pursuant to Section 9.2 below; or

(c)                                  the transfer while the Employer Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.

9.2                               Put Option

Since Employer Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, a Distributee that receives a distribution of his Account in the form of Employer Stock shall not have any put option rights.

9.3                               Share Legend

Shares of Employer Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable Federal and State securities laws.

9.4                               Restrictions on Transferability

Except as provided in this Article and applicable law, Employer Stock acquired with the proceeds of an exempt loan shall not be subject to a put, call or other option or buy-sell or similar arrangement while held or distributed by the Trustee. The provisions of this Section shall continue to be applicable to such Employer Stock even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7) or the exempt loan is repaid.

9.5                               Prohibited Arrangements

The Trustee shall not be required to acquire any shares of Employer Stock from a particular shareholder at an indefinite time determined upon the happening of an event (such as the death of a shareholder).

ARTICLE X
Dividends

10.1 Dividends Credited to ESOP Cash Accounts

Any cash dividends paid with respect to shares of Employer Stock allocated to ESOP Accounts may, as determined by the Plan Administrator and directed in writing to the Trustee by the Plan Administrator, be allocated among and credited to ESOP Cash Accounts of the Participants, Former Participants or Beneficiaries; provided, however, that the dividends paid with respect to Employer Stock allocated to ESOP Accounts shall be allocated among and credited to ESOP Cash Accounts, pro rata, according to the number of shares of Employer Stock held in the respective ESOP Accounts on the date the dividends are paid.

10.2                        Dividends Paid to Participants

Any cash dividends paid with respect to shares of Employer Stock allocated to ESOP Accounts may, as determined by the Plan Administrator, be paid directly in cash to Participants, Former Participants or Beneficiaries or, if first paid to the Trustee, within ninety (90) days after the end of the Plan Year in which paid to the Trustee.

10.3                        Dividends Used to Repay Acquisition Loan

Any cash dividends paid with respect to shares of Employer Stock allocated to ESOP Accounts or held in the Loan Suspense Account may (as required by applicable Acquisition Loan documentation or, if not so required, as determined by the Plan Administrator and directed in writing to the Trustee) be used by the Trustee to repay the balance of an outstanding Acquisition Loan. Any Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Employer Stock held in the Loan Suspense Account shall be allocated and credited to Participants’ ESOP Accounts, pro rata, in the same manner as contributions and forfeitures are allocated pursuant to Section 6.2(c) with respect to dividends totaling up to the fair market value of the Financed Shares so released. To the extent that the fair market value of the Financed Shares so released from the Loan Suspense Account exceeds the amount of dividends with respect to such shares, such excess shall be allocated, pro rata, according to the combined value of each Participant’s ESOP Account and ESOP Cash Account, pursuant to Section 6.2(b). Any Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Employer Stock allocated to ESOP Accounts shall be allocated among and credited to the ESOP Accounts of Participants, Former Participants or Beneficiaries, pro rata, according to the number of shares of Employer Stock held in such Accounts on the date the dividends are paid.

ARTICLE XI
Administration

11.1                        Authority

The Employer shall be empowered to appoint and remove the Trustee and the Plan Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants, Former Participants and Beneficiaries in accordance with the terms of the Plan.

The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer through day-to-day conduct and evaluation, or through other appropriate ways.

11.2                        Assignment and Designation of Administrative Authority

The Employer shall appoint one or more Plan Administrators. Any person including, but not limited to, the directors, shareholders, officers and employees of the Employer shall be eligible to serve as a Plan Administrator. A Plan Administrator may resign by delivering its written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Plan Administrator if no date is specified.

The Employer, upon the resignation or removal of a Plan Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint a Plan Administrator, the Employer shall function as the Plan Administrator.

11.3                        Powers, Duties and Responsibilities of the Plan Administrator

The primary responsibility of the Plan Administrator is to administer the Plan for the exclusive benefit of the Participants, Former Participants and Beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect, supply any information or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a) and shall comply with the terms of ERISA and all regulations issued pursuant thereto. The Plan Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

The Plan Administrator shall be charged with the duties of the general administration of the Plan including, but not limited to, the following:

(a)                                 to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder;

(b)                                 to compute, certify and direct the Trustee with respect to the amount and the kind of benefits to which any Participant, Former Participant or Beneficiary shall be entitled hereunder;

(c)                                  to authorize and direct the Trustee with respect to all non-discretionary or otherwise directed disbursements from the Fund;

(d)                                 to maintain all necessary records for the administration of the Plan;

(e)                                  to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f)                                   to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Fund; and

(g)                                  to assist any Participant, Former Participant or Beneficiary regarding his rights, benefits or elections available under the Plan.

11.4                        Records and Reports

The Plan Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Former Participants, Beneficiaries and others as required by law.

11.5                        Appointment of Advisors

The Plan Administrator, or the Trustee with the consent of the Plan Administrator, may appoint and/or hire counsel, specialists and advisers and other persons as the Plan Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

11.6                        Information from Employer

To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the Participants, and the Plan Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan. The Plan Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

11.7                        Payment of Expenses

All expenses of administration may be paid out of the Fund unless paid by the Employer, including any expenses incident to the functioning of the Plan Administrator, including but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Fund; however, the Employer may reimburse the Fund for any administration expense incurred pursuant to the above. Any administration expense paid to the Fund as a reimbursement shall not be considered as an Employer ESOP Contribution.

11.8                        Claims Procedure

The Plan Administrator shall make all determinations as to the right of any person to a benefit. Any denial by the Plan Administrator of a claim for benefits under the Plan by a Participant, Former Participant or Beneficiary shall be stated in writing by the Plan

Administrator and delivered or mailed to the Participant, Former Participant or Beneficiary; and such notice shall set forth the specific reasons for the denial, written to the best of the Plan Administrator’s ability in a manner that may be understood without legal or actuarial counsel. In addition, the Plan Administrator shall afford a reasonable opportunity to any Participant, Former Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim and, in the event of continued disagreement, either party may appeal to the Employer, whose decision shall be final.

11.9                        Authorization of Benefit Payments

The Plan Administrator shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

11.10                 Application and Forms for Benefits

The Plan Administrator may require a Participant, Former Participant or Beneficiary to complete and file with the Plan Administrator an application for a benefit and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished it, including the applicant’s current mailing address.

11.11                 Facility of Payment

Whenever, in the opinion of the Employer and the Plan Administrator, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal Disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Trustee may be directed to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or to apply the payment for the benefit of such person in such manner as the Employer and the Plan Administrator consider advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

11.12                 Indemnification of the Plan Administrator

The Plan Administrator shall be indemnified by the Employer and not from the Trust Fund against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

11.13                 Military Leave

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). The Beneficiary of an Employee who dies while performing qualified military service (as defined in Code Section 414(u)) shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Employee resumed and then terminated employment on account of death.

ARTICLE XII
Trust Fund

12.1                        Deposit of Contributions

All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. However, all contributions made by the Employer are expressly conditioned upon the initial qualification of the Plan under the Internal Revenue Code. Upon the Employer’s request, a contribution which was made due to a good faith mistake of fact, or conditioned upon the initial qualification of the Plan, shall be returned to the Employer within one year after the payment of the contribution or the denial of the qualification, whichever is applicable.

12.2                        Exclusive Benefit

Except as provided above, all assets of the Trust Fund shall be retained for the exclusive benefit of Participants, Former Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

12.3                        Trustee’s Powers

The Trustee shall be responsible for the investment and management of the Fund and shall have the following powers, rights and duties, in addition to those provided elsewhere in the Plan or that may be granted by law, to be exercised without court order:

(a)                                 to receive and to hold all contributions paid to it under the Plan; provided, however, that the Trustee shall have no duty to require any contributions to be made to it, to determine that the contributions received by it comply with the provisions of the Plan or with any resolution of the Board of Directors of the Employer providing therefore;

(b)                                 to retain in cash (pending investment, reinvestment or the payment of dividends) such reasonable amount as may be required for the proper administration of the Trust and to invest such cash as provided herein;

(c)                                  to make payments from the Trust Fund to such persons, in such manner, at such times and in such amounts as the Plan Administrator shall direct without inquiring as to whether a payee is entitled to the payment, or as to whether a payment is proper, and without liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee;

(d)                                 as directed by the Plan Administrator, to borrow from any lender (including the Employer or a shareholder of Employer Stock) to finance the acquisition of Employer Stock, giving its note as Trustee with such reasonable interest and security (which shall only consist of Employer Stock to the extent that proceeds of the loan are used to purchase Employer Stock or to refinance a prior Acquisition Loan) for the loan as may be appropriate or necessary, provided that such borrowing shall comply with the applicable provisions of the Plan;

(e)                                  to vote any stocks (including Employer Stock as provided in Article VIII of the Plan), bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person or by proxy;

(f)                                   as directed by the Plan Administrator, to deposit securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

(g)                                  as directed by the Plan Administrator, to contract or otherwise enter into transactions between itself, as Trustee, and the Employer or any shareholder, for the purpose of acquiring or selling Employer Stock and, absent any direction by the Plan Administrator, to retain such Employer Stock;

(h)                                 as directed by the Plan Administrator, to compromise, contest, arbitrate, settle or abandon claims and demands;

(i)                                     as directed by the Plan Administrator, to begin, maintain or defend any litigation necessary in connection with the investment, reinvestment and administration of the Trust;

(j)                                    to retain any funds or property subject to any dispute without liability for the payment of interest, or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction;

(k)                                 to report to the Plan Administrator and the Employer as of the last day of each Plan Year, as of any Valuation Date (or as soon thereafter as practicable), or at such other times as may be required under the Plan, the then fair market value of all property held in the Trust Fund, reduced by any liabilities other than liabilities to Participants, Former Participants and Beneficiaries, as determined by the Trustee;

(l)                                     to furnish to the Plan Administrator and the Employer an annual written account and accounts for such other periods as may be required under the Plan, showing the value of the Trust Fund at the end of the period, all investments, receipts, disbursements and other transactions made by the Trustee during the accounting period, and such other information as the Trustee may possess which the Plan Administrator or the Employer require in order to comply with Section 103 of the Act. All accounts of the Trustee shall be kept in accordance with the Accounting

Method. If, during the term of this Trust Agreement, the Department of Labor issues regulations under ERISA regarding the valuation of securities or other assets for purposes of the reports required by ERISA, the Trustee shall use such valuation methods for purposes of the accounts described by this subparagraph. All valuations of shares of Employer Stock which are not publicly traded on a national securities market or exchange, shall be made by an “Independent Appraiser” (as described in Code Section 401(a)(28));

(m)                             to pay any estate, inheritance, income or other tax, charge or assessment attributable to any benefit which, as directed by the Plan Administrator, it shall or may be required to pay out of such benefit; and to require before making any payment such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection;

(n)                                 to employ agents, attorneys, actuaries, accountants or other persons (who also may be employed by or may represent the Employer) for such purposes as the Trustee considers desirable;

(o)                                 to assume, until advised to the contrary, that the Trust is qualified under Code Section 401(a) and is entitled to tax exemption under Code Section 501(a);

(p)                                 to have the authority to invest and reinvest the assets of the Trust Fund in real or personal property of any kind, except that assets attributable to Employer contributions shall, at such time or times as directed by the Plan Administrator, primarily be invested in Employer Stock; and

(q)                                 to perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.

12.4                        Trustee Expenses

The Trustee shall be paid such reasonable compensation as shall periodically be agreed upon in writing by the Employer and the Trustee. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Fund or the income thereof, shall be paid from the Fund.

12.5                        Exercise of Trustee’s Duties

The Trustee shall discharge its duties hereunder solely in the interest of the Plan Participants and other persons entitled to benefits under the Plan; and:

(a)                                 for the exclusive purpose of:

(i)                                     providing benefits to Participants and other persons entitled to benefits under the Plan; and

(ii)                                  defraying reasonable expenses of administering the Plan;

(b)                                 with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(c)                                  in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA.

12.6                        Investment in Employer Stock

(a)                                 Stock Dividends, Splits and Other Capital Reorganizations

Any Employer Stock received by the Trustee as a stock split or dividend or as a result of a reorganization or other recapitalization of the Employer shall be allocated as of each Valuation Date under the Plan in proportion to the Employer Stock to which it is attributable.

(c)                                  Voting of Shares and Tender or Exchange Offers

Employer Stock held in the Trust Fund shall be voted by the Trustee in the manner set forth in Article VIII of the Plan. If any tender or exchange or similar offer to purchase all or any portion of outstanding Employer Stock is made by any person, the Trustee, in its sole discretion and consistent with its duties described in Section 11.3, will decide to accept or reject the offer with respect to the shares of Employer Stock held in the Trust Fund.

12.7                        Audit

If an audit of the Plan’s records shall be required by ERISA and the regulations thereunder for any Plan Year, the Plan Administrator shall direct the Trustee to engage an independent certified public accountant for that purpose. The certified public accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Plan Administrator and the Trustee a report of its audit setting forth its opinion as to whether each of the following statements, schedules or lists, or any others that are required to be filed with the Plan’s annual report, are presented fairly in accordance with generally accepted accounting principles applied on a consistent basis:

(a)                                 statement of the assets and liabilities of the Plan;

(b)                                 statement of changes in net assets available to the Plan;

(c)                                  statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in default at the close of the Plan Year;

(d)                                 a list of all leases in default or uncollectible during the Plan Year;

(e)                                  the most recent annual statement of assets and liabilities of any bank common or collective trust fund in which Plan assets are invested or such information regarding separate accounts or trusts with a bank or insurance company as the Trustee and the Plan Administrator deem necessary; and,

(f)                                   a schedule of each transaction or series of transactions involving an amount in excess of three percent (3%) of Plan assets.

If some or all of the information necessary to enable the Plan Administrator to comply is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Plan Administrator within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

12.8                        Removal or Resignation of Trustee

The Trustee may be removed by the Employer at any time upon not less than thirty (30) days prior written notice specifying the removal date. The Trustee may resign at any time upon not less than thirty (30) days written notice to the Employer specifying the resignation date. Upon such removal or resignation of the Trustee, the Employer shall appoint a successor Trustee who shall have the same powers and duties as those conferred upon the currently named Trustee. Before turning over the Fund to a successor Trustee, a Trustee is authorized to reserve such reasonable sum of money as it may deem advisable to provide for any sums chargeable against the Fund for which it may be liable, and for the payment of its fees and expenses in connection with the settlement of its account or otherwise.

12.9                        Clerical Functions

The Employer may appoint and/or hire consultants, accountants or other assistants to perform any clerical, record keeping or non-discretionary functions of the Trustee, subject to the direction and supervision of the Trustee.

12.10                 Valuation

The Trust Fund shall be valued at each Valuation Date, but at least annually, using any reasonable valuation procedure in accordance with the Accounting Method. Such valuation shall take into account the fair market value of the Trust Fund as of the Valuation Date, pursuant to Code regulations.

The Valuation required pursuant to this Section shall be made pursuant to an independent appraisal, in accordance with Code Section 401(a)(28)(C).

ARTICLE XIII

Withdrawals and Participant Loans

13.1                        In-Service Withdrawals.

Except as provided in Section 7.1A, a Participant may not make withdrawals from his Account for any reason while employed by the Employer.

13.2                        Loans

Participants are not permitted to borrow from or against all or any portion of their Accounts.

ARTICLE XIV

Amendments and Action by Employer

14.1                        Amendments

The Employer reserves the right to make from time to time any amendment or amendments to this Plan which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries, provided, however, that the Employer may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

14.2                        Action by Employer

Any action by the Employer under this Plan, including an action to amend or terminate the Plan, may be made by resolution of the Board of Directors of the Employer, or by action of any person or persons duly authorized by the Board of Directors of the Employer to take such action.

ARTICLE XV

Successor Employer and Merger or Consolidation of Plans

15.1                        Successor Employer

In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

15.2                        Conditions Applicable to Mergers or Consolidations of Plans

In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with or transferred to the other trust fund only if:

(a)                                 Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated); and the determination of such benefits shall be made in the manner and at the time prescribed in regulations issued under ERISA;

(b)                                 Resolutions of the Employer, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan; and

(c)                                  Such other plan and trust are qualified under Code Sections 401(a) and 501(a).

ARTICLE XVI
Plan Termination

16.1                        Right to Terminate

In accordance with the procedures set forth in this Article, the Employer may terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Employer, or in the event of complete discontinuance of contributions to the Plan, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 15.1.

16.2                        Partial Termination

Upon termination of the Plan by the Employer with respect to a group of Participants, the Trustee shall, in accordance with the directions of the Plan Administrator, allocate and segregate for the benefit of the Participants then or theretofore employed by the Employer with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 16.3.

16.3                        Liquidation of the Trust Fund

Upon termination or partial termination of the Plan, the Accounts of all Employees affected thereby shall become fully vested, and the Plan Administrator may direct the Trustee: (a) to continue to administer the Trust Fund and pay account balances in accordance with Section 7.4, to Participants affected by the termination upon their termination of employment or to their Beneficiaries upon such a Participant’s death, until the Trust Fund has been liquidated, or (b) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective account balances.

In case the Plan Administrator directs liquidation of the Trust Fund pursuant to (a) above, the expenses of administering the Plan and Trust, if not paid by the Employer, shall be paid from the Trust Fund.

16.4                        Manner of Distribution

To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the Plan Administrator (in its discretion) may determine. All non-cash distributions shall be valued at fair market value at the date of distribution.

ARTICLE XVII

Participating Employers

17.1                        Adoption by Other Employers

Anything contained herein to the contrary notwithstanding, with the consent of the Employer, any other employer may adopt this Plan and participate herein by an instrument adopting the provisions of this Plan.

17.2                        Requirements of Participating Employers
In such event:

(a)                                 each such employer shall be required to use the same Trustee as provided in this Plan;

(b)                                 the Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by all employers;

(c)                                  the transfer of any Participant from or to an employer participating in this Plan shall not affect such Participant’s rights under the Plan, and the Participant’s rights under the Plan and the Participant’s Account balances as well as his accumulated service time with the transferor or predecessor and his length of participation in the Plan, shall continue to his credit;

(d)                                 any contributions made by another employer, as provided for in this Plan, shall be paid to and held by the Trustee for the exclusive benefit of the employees of such employer and the Beneficiaries of such employees, subject to all the terms and conditions of this Plan. On the basis of information furnished by the Plan Administrator, the Trustee shall keep separate books and records concerning the affairs of each employer and as to the account balances of the Participants of each employer;

(e)                                  in the event of termination of employment of any transferred Employee, any portion of the Employer Contribution Account of such Employee which has not been vested under the provisions of this Plan shall be allocated by the Trustee at the direction of the Plan Administrator to the respective equities of the employers for whom such Employee has rendered service in the proportion that each employer has contributed toward the benefits of such Employee. The amount so allocated shall be retained by the Trustee and shall be used to reduce the contribution by the respective employer for the next succeeding year or years; and

(f)                                   any expenses of the Trust Fund which are to be paid by the employer or borne by the Trust Fund shall be paid by each employer in the same proportion that the total amount standing to the credit of all Participants employed by such employer bears to the total standing to the credit of all Participants.

17.3                        Designation of Agent

Each employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and the Plan Administrator for the purpose of this Plan, each employer shall be deemed to have designated irrevocably the undersigned Employer as its agent. Unless the context of the plan clearly indicates the contrary, the word “Employer” shall be deemed to include each employer as related to its adoption of the Plan.

17.4                        Employee Transfers

If an Employee is transferred between employers who have adopted the Plan, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the employer from whom the Employee was transferred.

17.5                        Amendment

Amendment of this Plan by the Employer when there shall be another employer hereunder shall only be by the written action of each and every employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

17.6                        Discontinuance of Participation

Any employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign that portion of the Trust Fund allocable to the Participants of such employer to the employer as shall have been designated by such employer, in the event that it has established a separate qualified plan for its Employees. If no successor is designated, the trustee shall retain such assets for the Employees of such employer as otherwise provided in this Plan. In no event shall any part of the Trust as it relates to such employer be used or diverted for purposes other than for the exclusive benefit of the employees of such employer.

17.7                        Plan Administrator’s Authority

The Plan Administrator shall have authority to make any and all necessary rules or regulations binding upon all employers and all Participants to effectuate the purpose of this Article.

ARTICLE XVIII
General

18.1                        Non-guarantee of Employment

Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

18.2                        Rights to Trust Assets

No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefore in any manner.

18.3                        Non-alienation of Benefits

Except with respect to federal income tax withholding, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse of former spouse or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

Notwithstanding the above, the Plan Administrator may direct the Trustee to comply with a Qualified Domestic Relations Order requiring the segregation of all or a portion of a Participant’s or Former Participant’s Accounts for the benefit of an alternate payee.

“Qualified Domestic Relations Order” (“Qualified Order”) means a judgment, decree or order (including approval of a property settlement agreement) that (a) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant or Former Participant and (b) is made pursuant to a state domestic relations law (including a community property law). Such judgment, decree or order must create or recognize the existence of an alternate payee’s right to, or assign to an alternate payee the right to receive all or a portion of the benefits payable to a Participant or Former Participant under the Plan, provided that the judgment, decree or order contains the following information:

(a)                                 the name and last known mailing address of the Participant or Former Participant and each alternate payee covered by the order;

(b)                                 the amount or percentage of the Participant’s or Former Participant’s Accounts to be paid to any alternate payee, or the manner in which such amount or percentage is to be determined;

(c)                                  the number of payments or the period to which the order applies; and

(d)                                 each plan to which the order relates. In addition, an order will be a Qualified Order only if:

(i)                                     it does not require a plan to provide any type of benefit or option not otherwise provided under the plan;

(ii)                                  it does not require a plan to provide benefits in excess of a Participant’s or Former Participant’s Accounts; and

(iii)                               it does not require payment of benefits to an alternate payee in lieu of payment of benefits to another alternate payee pursuant to a prior Qualified Order.

An order will be deemed to be a Qualified Order, even though it requires payment of benefits to an alternate payee when a Participant has not yet terminated employment and, has not reached his Earliest Retirement Age, provided the Qualified Order so provides. “Earliest Retirement Age” means the earliest date on which, under the Plan, the Participant could elect to receive benefits.

18.4                        Non-forfeitability of Benefits

Subject only to the specific provisions of this Plan, nothing shall be deemed to divest a Participant of his right to the nonforfeitable benefit to which he becomes entitled in accordance with the provisions of this Plan.

18.5                        Election Not To Participate

Notwithstanding any provision to the contrary, a Participant may not elect to forgo participation in the Plan with respect to any Plan Year.

18.6                        Legal Action

In the event any claim, suit or proceeding is brought regarding the Plan to which the Trustee or the Plan Administrator may be a party, and such claim, suit or proceeding is resolved in favor of the Trustee or Plan Administrator, they shall be entitled to be reimbursed from the Fund for any and all costs, attorneys’ fees and other expenses pertaining thereto incurred by them for which they shall have become liable. Necessary parties to any accounting, litigation or other proceedings shall include only the Trustee, the Plan Administrator and the Employer. The settlement or judgment in any such case in which the Employer is duly served or cited shall be binding upon all the Participants under the Plan, the Beneficiaries and their respective estates, as well as upon all persons claiming by, through or under them.

18.7                        Prohibition Against Diversion of Funds

It shall be impossible by operation of the Plan, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of the Fund to be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants or their Beneficiaries.

18.8                        Bonding

Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than ten percent (10%) of the amount of the funds such Fiduciary handles; however, the minimum bond shall be One Thousand Dollars ($1,000) and the maximum bond One Million Dollars ($1,000,000). The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current Plan Year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company, as such term is used in Act Section 412(a)(2), and the bond shall be in a form approved by the Secretary of Labor.

Notwithstanding anything in this Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Plan Administrator, be paid from the Fund or by the Employer.

18.9                        Integration

This Plan supersedes any prior agreements and understandings between the parties and represents the complete agreement of the parties with respect to this plan of benefits only; however, this Plan may be amended from time to time pursuant to the written agreement of the parties.

18.10                 Invalid Provision

If any term or provision of this Plan or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Plan, or the application of such term or provision to such persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Plan shall be valid and shall be enforced to the fullest extent permitted by law.

18.11                 Governing Law

The interpretation of the terms and provisions of this Plan shall be governed by the Laws of the State of Illinois where it has been executed, except where preempted by federal law. Proper venue for resolution of disputes shall be Circuit Court in Champaign County, Illinois (for disputes subject to state law) and Federal District Court in Urbana, Illinois (for disputes subject to federal law).

[Remainder of Page Left Intentionally Blank]

Employer:	Trustee:

FIRST BUSEY CORPORATION	BUSEY TRUST COMPANY

By:	By:

Its:	Its:

Date:	Date:

Plan No. 003

First Busey Corporation Employees’ Stock Ownership Trust
Employer Identification Number: 37-6312057